Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-180417, 333-186818, 333-194632 and 333-202705 on Form S-8 of our report dated March 14, 2016, relating to the consolidated financial statements of Vocera Communications, Inc. and its subsidiaries, appearing in this Annual Report on Form 10-K of Vocera Communications, Inc. for the year ended December 31, 2015.

/s/ DELOITTE & TOUCHE LLP
San Jose, California
March 14, 2016